In re Farmland Foods, Inc	Case No. 02-50561

MONTHLY OPERATING REPORT SUMMARY
FOR THE MONTH OF MARCH, 2004

REVENUE
Gross Income		$ 18,038.06
Less Cost of Goods Sold		$ 271,077.32
Materials	$ 271,077.32
Direct Labor	-
Overhead	$ -
Gross Profit		$ (253,039.26)

OPERATING EXPENSES
Owner/Officer-Draws/Salaries	$ -
Other Employee Salaries	$ -
Advertising and Marketing	$ -
Insurance
Payroll Taxes	$ (1,764.24)
Lease and Rent	$ -
Telephone and Utlities	$ 11,209.50
Attorney and other Professional Fees	$ 3,937.39
UST Quarterly Fees	$ 10,000.00
Other Expenses	$ 72,541.94
Total Operating Expenses		$ 95,924.59
Net Income (Loss)		$ (348,963.85)

CURRENT ASSETS
Accounts Receivable at end of month		$ -
Increase (Decrease) in AR for month		$ (3,342,674.47)
Inventory at end of month		$ -
Increase (Decrease) in Inventory for month		$ (937,575.91)
Cash at end of the month		$ 369,515,319.10
Increase (Decrease) in Cash for month		$ (1,804,899.07)

LIABILITIES
Increase (Decrease) in pre-petition debt		$ -
Increase (Decrease) in post-petition debt		$ (197,923.54)
Taxes Payable:
Federal Payroll Taxes	$ -
State Payroll Taxes	$ -
Local Payroll Taxes	$ -
State Sales Taxes	$ (15,705.26)
Real Estate and Personal	$ -
Property Taxes	$ -
Other (footnote)	$ (695.76)
Total Taxes Payable		$ (16,401.02)

Footnote:
Use Tax Payable	$ (695.76)